EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 26, 2006
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

THIRD QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $113.9 million, or $2.00 per diluted share, during the third quarter of 2006 as compared to $8.3 million, or $.15 per diluted share, during the comparable prior year quarter. Reported net income was $225.3 million, or $3.89 per diluted share, during the nine months ended September 30, 2006 as compared to $228.6 million, or $3.73 per diluted share, during the comparable prior year nine-month period.

Reported income from continuing operations was $114.0 million, or $2.00 per diluted share, during the third quarter of 2006 as compared to $9.5 million, or $.17 per diluted share, during the third quarter of 2005. Reported income from continuing operations was $225.4 million, or $3.89 per diluted share, during the nine-month period ended September 30, 2006 as compared to $100.8 million, or $1.71 per diluted share, during the nine-month period ended September 30, 2005.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), our income from continuing operations and net income for the three and nine-month periods ended September 30, 2006 and 2005 include various items such as: (i) hurricane-related expenses, net of minority interests and income taxes; (ii) hurricane-related insurance recoveries, net of minority interests and income taxes; (iii) prior period effect of supplemental reimbursements from certain states and contractual settlements, net of income taxes; (iv) a previously disclosed charge incurred during the third quarter of 2006 to record the aggregate present value of the future funding of a portion of a gift from our Chairman of the Board of Directors, Chief Executive Officer and President to The College of William & Mary (“W&M Funding”); (v) favorable income tax adjustment to reduce reserves due to the expiration of statute of limitations in a foreign jurisdiction, and; (vi) gains on divestitures, net of income taxes (included in net income for nine-month period ended September 30, 2005).

After adjusting for the items discussed above applicable to each period presented, as indicated on the attached Supplemental Schedules, our adjusted net income during the three-month period ended September 30, 2006 was $30.6 million, or $.54 per diluted share, as compared to $28.4 million, or $.52 per diluted share, during the third quarter of 2005. Our adjusted net income during the nine-month period ended September 30, 2006 was $119.4 million, or $2.10 per diluted share, as compared to $125.2 million, or $2.09 per diluted share, during the comparable prior year nine-month period.

Our adjusted income from continuing operations during the three-month period ended September 30, 2006 was $30.7 million, or $.54 per diluted share, as compared to $29.6 million, or $.54 per diluted share, during the three-month period ended September 30, 2005. Our adjusted income from continuing operations during the nine-month period ended September 30, 2006 was $119.5 million, or $2.10 per diluted share, as compared to $123.9 million, or $2.07 per diluted share, during the comparable prior year nine-month period.

Net revenues increased 7% to $1.04 billion during the third quarter of 2006 as compared to $971 million during the third quarter of 2005. Net revenues increased 5% to $3.13 billion during the nine months ended September 30, 2006 as compared to $2.97 billion during the prior year nine-month period. Impacting our net revenues during the 2006 periods was the loss of revenues generated at our acute care facilities in Louisiana which were damaged and closed since the third quarter of 2005 as a result of Hurricane Katrina. On a combined basis, these facilities generated net revenues of $40 million and $166 million during the three and nine-month periods ended September 30, 2005, respectively. Also, as previously disclosed, on January 1st of this year we implemented a formal company-wide uninsured discount policy which has had the effect of lowering both net revenues and the provision for doubtful accounts by approximately $17 million and $46 million during the three and nine-month periods ended September 30, 2006, respectively. The implementation of this uninsured discount policy did not have a significant impact on our 2006 net income.

At our acute care hospitals owned during both periods, inpatient admissions increased 1.9% and patient days increased 4.8% during the third quarter of 2006 as compared to the comparable 2005 quarter. Inpatient admissions increased 1.5% and patient days increased 2.4% during the nine-month period ended September 30, 2006 as compared to the comparable prior year period. Since our acute care facilities located in Louisiana have been closed since the third quarter of 2005, the inpatient statistics for those facilities have been excluded from the three and nine-month periods of each year. At our behavioral health care facilities owned during both quarters, inpatient admissions increased 3.0% and patient days increased 1.2% during the third quarter of 2006 as compared to the comparable 2005 quarter. Inpatient admissions increased 3.5% and patient days increased 1.7% during the nine-month period ended September 30, 2006 as compared to the comparable prior year period.

Our consolidated operating margin, as calculated on the attached Supplemental Schedules, was 12.2% and 13.0% during the three-month periods ended September 30, 2006 and 2005, respectively. The operating margin at our acute care hospitals owned during both periods (“same facility basis”) remained unchanged at 11.8% during each of the three-month periods ended September 30, 2006 and 2005. On a same facility basis, the operating margin at our behavioral health hospitals increased to 24.7% during the third quarter of 2006 from 22.7% during the comparable quarter of the prior year. Contributing to the decrease in consolidated operating margin during the third quarter of 2006, as compared to the comparable prior year quarter, were lower operating margins experienced at our behavioral health facilities acquired during the fourth quarter of 2005 and the $4.5 million charge incurred during the third quarter of 2006 in connection with the W&M Funding.

Our consolidated operating margin was 13.4% and 13.9% during the nine-month periods ended September 30, 2006 and 2005, respectively. On a same facility basis, the operating margin at our acute care hospitals decreased to 13.5% during the nine months ended September 30, 2006 as compared to 14.4% during the nine months ended September 30, 2005. On a same facility basis, the operating margin at our behavioral health hospitals increased to 25.7% during the nine months ended September 30, 2006 as compared to 24.5% during the comparable prior year period.

Our provision for doubtful accounts as a percentage of net revenues was 9.4% and 10.6% during the three-month periods ended September 30, 2006 and 2005, respectively, and 8.3% and 9.5% during the nine-month periods ended September 30, 2006 and 2005, respectively. Exclusive of the impact of the uninsured discount implemented at the beginning of this year, as a percentage of net revenues, the provision for doubtful accounts would have been 10.8% and 9.6% during the three and nine-month periods ended September 30, 2006.

Effective July 1, 2006, the pharmacy services for our acute care facilities were brought in-house from an outsourced vendor and as a result of this change, during the third quarter of 2006, we experienced an increase in our supplies expense and salaries, wages and benefits expense and a decrease in our other operating expenses. The transition of our pharmacy services did not have a significant impact on our operating margin or net income during the third quarter of 2006.

As previously announced during the third quarter of 2006, we reached an agreement with our insurance carrier to settle all claims related to damage sustained at our facilities located in Louisiana as a result of Hurricane Katrina. Including amounts collected from our other insurance carriers in 2005 and 2006, we received total insurance proceeds of $264 million which represented approximately 95% of our insurance policy limits.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on October 27, 2006. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 27, 2006 and will continue through midnight on November 3, 2006. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 8537972.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Risk Factors” on pages 24 through 30 and in “Forward-Looking Statements and Risk Factors” on pages 39 and 40 of our Form 10-K for the year ended December 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries, the W&M Funding, and other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2005. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net revenues	$1,043,457	$970,772	$3,125,419	$2,968,305

Operating charges:
Salaries, wages and benefits	459,099	395,938	1,336,087	1,210,175
Other operating expenses	211,875	229,119	708,932	694,991
Supplies expense	146,944	117,127	400,271	369,787
Provision for doubtful accounts	97,901	102,734	260,090	280,620
Depreciation and amortization	40,961	38,552	120,360	116,236
Lease and rental expense	16,184	14,688	48,247	45,443
Hurricane related expenses	4,172	128,895	14,432	128,895
Hurricane insurance recoveries	(4,172)	(81,709)	(14,432)	(81,709)

	972,964	945,344	2,873,987	2,764,438

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	70,493	25,428	251,432	203,867

Interest expense, net	6,140	6,404	23,362	24,530
Hurricane insurance recoveries in excess of expenses	(130,328)	—	(167,359)	—
Minority interests in earnings of consolidated entities	14,948	4,014	37,617	19,859

Income before income taxes	179,733	15,010	357,812	159,478
Provision for income taxes	65,704	5,531	132,420	58,677

Income from continuing operations	114,029	9,479	225,392	100,801

(Loss) income from discontinued operations, net of income tax expense (a)	(84)	(1,160)	(104)	127,770

Net income	$113,945	$8,319	$225,288	$228,571

Basic earnings (loss) per share: (b)
From continuing operations	$2.01	$0.17	$4.11	$1.79
From discontinued operations	0.00	(0.02)	0.00	2.27

Total basic earnings per share	$2.01	$0.15	$4.11	$4.06

Diluted earnings (loss) per share: (b)
From continuing operations	$2.00	$0.17	$3.89	$1.71
From discontinued operations	0.00	(0.02)	0.00	2.02

Total diluted earnings per share	$2.00	$0.15	$3.89	$3.73

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
(a) Calculation of income from discontinued operations, net of income tax:
(Loss) income from operations	$(133)	$(1,825)	$(165)	$5,713
Gains on divestitures	—	—	—	186,221
Asset impairment charge	—	—	—	(3,105)

(Loss) income from discontinued operations, pre-tax	(133)	(1,825)	(165)	188,829
Income tax benefit (provision)	49	665	61	(61,059)

(Loss) income from discontinued operations, net of income tax expense	$(84)	$(1,160)	$(104)	$127,770

(b) Earnings per share calculation:
Basic:
Income from continuing operations	$114,029	$9,479	$225,392	$100,801
Less: Dividends on unvested restricted stock, net of taxes	(20)	(26)	(63)	(81)

Income from continuing operations - basic	$114,009	$9,453	$225,329	$100,720
(Loss) income from discontinued operations	(84)	(1,160)	(104)	127,770

Net income - basic	$113,925	$8,293	$225,225	$228,490

Weighted average number of common shares - basic	56,794	54,682	54,764	56,210

Basic earnings (loss) per share:
From continuing operations	$2.01	$0.17	$4.11	$1.79
From discontinued operations	0.00	(0.02)	0.00	2.27

Total basic earnings per share	$2.01	$0.15	$4.11	$4.06

Diluted:
Income from continuing operations	$114,029	$9,479	$225,392	$100,801
Less: Dividends on unvested restricted stock, net of taxes	(20)	(26)	(63)	(81)
Add: Debenture interest, net of taxes	—	—	4,902	7,196

Income from continuing operations - diluted	$114,009	$9,453	$230,231	$107,916
(Loss) income from discontinued operations	(84)	(1,160)	(104)	127,770

Net income - diluted	$113,925	$8,293	$230,127	$235,686

Weighted average number of common shares	56,794	54,682	54,764	56,210
Add: Shares for conversion of convertible debentures	—	—	4,168	6,577
Other share equivalents	207	466	227	476

Weighted average number of common shares and equiv. - diluted	57,001	55,148	59,159	63,263

Diluted earnings (loss) per share:
From continuing operations	$2.00	$0.17	$3.89	$1.71
From discontinued operations	0.00	(0.02)	0.00	2.02

Total diluted earnings per share	$2.00	$0.15	$3.89	$3.73

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$14,817	$7,963
Accounts receivable, net	584,764	499,726
Other current assets	113,311	100,609
Property, plant and equipment, net	1,609,890	1,429,653
Other assets	826,245	820,758

Total Assets	$3,149,027	$2,858,709

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,137	$5,191
Other current liabilities	625,382	518,979
Other noncurrent liabilities	347,813	289,195
Long-term debt	464,806	637,654
Deferred income taxes	24,403	42,713
Minority interest	187,041	159,879
Stockholders’ equity	1,496,445	1,205,098

Total Liabilities and Stockholders’ Equity	$3,149,027	$2,858,709

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Three Months Ended September 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2006		Three months ended September 30, 2005
Net revenues	$1,043,457	100.0%	$970,772	100.0%

Operating charges:
Salaries, wages and benefits	459,099	44.0%	395,938	40.8%
Other operating expenses	211,875	20.3%	229,119	23.6%
Supplies expense	146,944	14.1%	117,127	12.1%
Provision for doubtful accounts	97,901	9.4%	102,734	10.6%

	915,819	87.8%	844,918	87.0%

Operating income/margin	127,638	12.2%	125,854	13.0%

Lease and rental expense	16,184		14,688
Minority interests in earnings of consolidated entities	14,948		4,014

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	96,506		107,152

Hurricane related expenses	4,172		128,895
Hurricane insurance recoveries	(134,500)		(81,709)
Depreciation and amortization	40,961		38,552
Interest expense, net	6,140		6,404

Income before income taxes	179,733		15,010

Provision for income taxes	65,704		5,531

Income from continuing operations	114,029		9,479

(Loss) income from discontinued operations, net of income taxes	(84)		(1,160)

Net income	$113,945		$8,319

	Three months ended September 30, 2006		Three months ended September 30, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$114,029	$2.00	$9,479	$0.17
Plus/minus adjustments:
Hurricane related expenses, net of minority interests and income taxes	2,206	0.04	78,064	1.42
Hurricane related insurance recoveries, net of minority interests and income taxes	(80,083)	(1.41)	(49,758)	(0.90)
Prior period effect of supplemental reimbursements received from certain states and contractual settlements, net of income taxes	(7,025)	(0.12)	(8,201)	(0.15)
W&M Funding	4,466	0.08	—	—
Favorable tax reserve adjustment	(2,900)	(0.05)	—	—

Subtotal after-tax adjustments to income from continuing operations	(83,336)	(1.46)	20,105	0.37

Adjusted income from continuing operations	$30,693	$0.54	$29,584	$0.54

Calculation of Adjusted Net Income
Net income	$113,945	$2.00	$8,319	$0.15
After-tax adjustments to income from continuing operations, as indicated above	(83,336)	(1.46)	20,105	0.37

Adjusted net income	$30,609	$0.54	$28,424	$0.52

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Nine Months Ended September 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2006		Nine months ended September 30, 2005
Net revenues	$3,125,419	100.0%	$2,968,305	100.0%

Operating charges:
Salaries, wages and benefits	1,336,087	42.7%	1,210,175	40.8%
Other operating expenses	708,932	22.7%	694,991	23.4%
Supplies expense	400,271	12.8%	369,787	12.5%
Provision for doubtful accounts	260,090	8.3%	280,620	9.5%

	2,705,380	86.6%	2,555,573	86.1%

Operating income/margin	420,039	13.4%	412,732	13.9%

Lease and rental expense	48,247		45,443
Minority interests in earnings of consolidated entities	37,617		19,859

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	334,175		347,430

Hurricane related expenses	14,432		128,895
Hurricane insurance recoveries	(181,791)		(81,709)
Depreciation and amortization	120,360		116,236
Interest expense, net	23,362		24,530

Income before income taxes	357,812		159,478

Provision for income taxes	132,420		58,677

Income from continuing operations	225,392		100,801

(Loss) income from discontinued operations, net of income taxes	(104)		127,770

Net income	$225,288		$228,571

	Nine months ended September 30, 2006		Nine months ended September 30, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$225,392	$3.89	$100,801	$1.71
Plus/minus adjustments:
Hurricane related expenses, net of minority interests and income taxes	8,139	0.14	78,064	1.23
Hurricane related insurance recoveries, net of minority interests and income taxes	(107,814)	(1.83)	(49,758)	(0.79)
Prior period effect of supplemental reimbursements received from certain states and contractual settlements, net of income taxes	(7,818)	(0.13)	(5,225)	(0.08)
W&M Funding	4,466	0.08	—	—
Favorable tax reserve adjustment	(2,900)	(0.05)	—	—

Subtotal after-tax adjustments to income from continuing operations	(105,927)	(1.79)	23,081	0.36

Adjusted income from continuing operations	$119,465	$2.10	$123,882	$2.07

Calculation of Adjusted Net Income
Net income	$225,288	$3.89	$228,571	$3.73
After-tax adjustments to income from continuing operations, as indicated above	(105,927)	(1.79)	23,081	0.36
Gain on divestitures, net of income taxes	—	—	(126,462)	(2.00)

Adjusted net income	$119,361	$2.10	$125,190	$2.09

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:	% Change Quarter Ended 9/30/2006	% Change 9 months ended 9/30/2006
Acute Care Hospitals
Revenues	7.2%	5.9%
Adjusted Admissions	1.2%	1.4%
Adjusted Patient Days	4.3%	2.6%
Revenue Per Adjusted Admission	6.0%	4.4%
Revenue Per Adjusted Patient Day	2.8%	3.2%

Behavioral Health Hospitals
Revenues	7.5%	7.9%
Adjusted Admissions	3.0%	3.3%
Adjusted Patient Days	0.9%	1.6%
Revenue Per Adjusted Admission	4.4%	4.5%
Revenue Per Adjusted Patient Day	6.5%	6.2%

UHS Consolidated	Third Quarter Ended		Nine months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Revenues	$1,043,457	$970,772	$3,125,419	$2,968,305
EBITDA (1)	96,506	107,152	334,175	347,430
EBITDA Margin (1)	9.2%	11.0%	10.7%	11.7%

Cash Flow From Operations	60,948	126,005	250,020	356,443
Days Sales Outstanding	52	48	51	46
Capital Expenditures	80,335	62,496	233,008	171,343

Debt (net of cash)		—	453,126	$450,019
Shareholders Equity		—	1,496,445	$1,223,997
Debt / Total Capitalization		—	23.2%	26.9%
Debt / EBITDA (2)		—	1.05	1.00
Debt / Cash From Operations (2)		—	1.42	1.03

Acute Care EBITDAR Margin (3) (4)	13.0%	13.0%	14.0%	14.4%
Behavioral Health EBITDAR Margin (3) (4)	22.5%	23.2%	23.6%	24.4%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2006

AS REPORTED:	ACUTE (1) (2)			BEHAVIORAL HEALTH
	09/30/06	09/30/05	% change	09/30/06	09/30/05	% change
Hospitals owned and leased	21	24	-12.5%	79	45	75.6%
Average licensed beds	5,139	5,557	-7.5%	6,640	4,517	47.0%
Patient days	268,537	275,148	-2.4%	467,860	335,825	39.3%
Average daily census	2,918.9	2,990.7	-2.4%	5,085.4	3,650.3	39.3%
Occupancy-licensed beds	56.8%	53.8%	5.5%	76.6%	80.8%	-5.2%
Admissions	60,656	62,502	-3.0%	28,100	25,724	9.2%
Length of stay	4.4	4.4	0.6%	16.6	13.1	27.5%

Inpatient revenue	$1,813,162	$1,752,146	3.5%	$416,515	$336,676	23.7%
Outpatient revenue	717,752	707,282	1.5%	47,809	45,111	6.0%
Total patient revenue	2,530,914	2,459,428	2.9%	464,324	381,787	21.6%
Other revenue	11,014	12,352	-10.8%	7,546	7,122	6.0%
Gross hospital revenue	2,541,928	2,471,780	2.8%	471,870	388,909	21.3%
Total deductions	1,764,296	1,708,052	3.3%	217,700	193,839	12.3%
Net hospital revenue	$777,632	$763,728	1.8%	$254,170	$195,070	30.3%

SAME FACILITY:	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	09/30/06	09/30/05	% change	09/30/06	09/30/05	% change
Hospitals owned and leased	21	21	0.0%	45	45	0.0%
Average licensed beds	5,139	5,012	2.5%	4,551	4,517	0.8%
Patient days	268,557	256,358	4.8%	339,738	335,800	1.2%
Average daily census	2,919.1	2,786.5	4.8%	3,692.8	3,650.0	1.2%
Occupancy-licensed beds	56.8%	55.6%	2.2%	81.1%	80.8%	0.4%
Admissions	60,656	59,547	1.9%	26,494	25,724	3.0%
Length of stay	4.4	4.3	2.8%	12.8	13.1	-1.8%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Academy at Canyon Creek, Ascent, Boulder Creek, Casa de Lago, Cedar Ridge RTC & Hospital, Center for Change, NorthStar RTC, Northwest Academy, Wyoming Behavioral and the Keystone facilities are excluded in current and prior year. King George School is included in both current and prior years from September 1st through YTD.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2006

AS REPORTED:	ACUTE (1) (2)			BEHAVIORAL HEALTH
	09/30/06	09/30/05	% change	09/30/06	09/30/05	% change
Hospitals owned and leased	21	24	-12.5%	79	45	75.6%
Average licensed beds	5,047	5,553	-9.1%	6,492	4,462	45.5%
Patient days	819,711	877,216	-6.6%	1,386,299	1,004,913	38.0%
Average daily census	3,002.6	3,213.2	-6.6%	5,078.0	3,681.0	38.0%
Occupancy-licensed beds	59.5%	57.9%	2.8%	78.2%	82.5%	-5.2%
Admissions	184,374	193,894	-4.9%	84,100	76,752	9.6%
Length of stay	4.4	4.5	-1.7%	16.5	13.1	25.9%
Inpatient revenue	$5,607,700	$5,538,861	1.2%	$1,244,739	$1,007,384	23.6%
Outpatient revenue	2,147,156	2,116,715	1.4%	154,605	145,092	6.6%
Total patient revenue	7,754,856	7,655,576	1.3%	1,399,344	1,152,476	21.4%
Other revenue	37,871	39,850	-5.0%	24,092	23,801	1.2%
Gross hospital revenue	7,792,727	7,695,426	1.3%	1,423,436	1,176,277	21.0%
Total deductions	5,469,167	5,344,201	2.3%	656,020	592,259	10.8%
Net hospital revenue	$2,323,560	$2,351,225	-1.2%	$767,416	$584,018	31.4%

SAME FACILITY:	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	09/30/06	09/30/05	% change	09/30/06	09/30/05	% change
Hospitals owned and leased	21	21	0.0%	45	45	0.0%
Average licensed beds	5,047	5,008	0.8%	4,502	4,462	0.9%
Patient days	819,710	800,354	2.4%	1,022,303	1,004,886	1.7%
Average daily census	3,002.6	2,931.7	2.4%	3,744.7	3,680.9	1.7%
Occupancy-licensed beds	59.5%	58.5%	1.6%	83.2%	82.5%	0.8%
Admissions	184,374	181,735	1.5%	79,445	76,752	3.5%
Length of stay	4.4	4.4	1.0%	12.9	13.1	-1.7%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Academy at Canyon Creek, Ascent, Boulder Creek, Casa de Lago, Cedar Ridge RTC & Hospital, Center for Change, NorthStar RTC, Northwest Academy, Wyoming Behavioral and the Keystone facilities are excluded in current and prior year. King George School is included in both current and prior years from September 1st through YTD.